Exhibit 99.01

News Release

Investor Contact:	Trade Press Contact:
Richard DeLateur	David Viera
Chief Financial Officer	Corporate Communications
(925) 290-4321	(925) 290-4681
ir@formfactor.com	dviera@formfactor.com

FormFactor, Inc. Reports Second Quarter Results

LIVERMORE, Calif. — July 27, 2010 — FormFactor, Inc. (Nasdaq: FORM) today announced its financial results for the second quarter of fiscal 2010, which ended on June 26, 2010. Quarterly revenues were $57.6 million, up 45.1% from $39.7 million in the first quarter of fiscal 2010, and up 84.6% from $31.2 million in the second quarter of fiscal 2009.

Net loss for the second quarter of fiscal 2010 was $33.9 million or $(0.68) per fully-diluted share, compared to a net loss for the first quarter of fiscal 2010 of $38.2 million or $(0.77) per fully-diluted share and a net loss for the second quarter of fiscal 2009 of $65.8 million or $(1.33) per fully-diluted share. On a Non-GAAP basis, net loss for the second quarter of fiscal 2010 was $27.5 million or $(0.55) per fully-diluted share, compared to a net loss for the first quarter of fiscal 2010 of $29.4 million or $(0.59) per fully-diluted share and a net loss for the second quarter of fiscal 2009 of $16.3 million or $(0.33) per fully-diluted share.

The second quarter of fiscal 2010 includes a pre-tax restructuring charge of $5.8 million, or $(0.12) per fully diluted share, for severance benefits and the impairment of certain long-lived assets.  The restructuring charge is part of an overall cost reduction plan that includes a workforce reduction announced on June 16, 2010. Offsetting this charge is a benefit of $3.3 million, or $0.07 per fully diluted share, for the rescission of severance arrangements previously provided to certain Livermore manufacturing personnel in Q1 2010.  The rescission was also a part of the overall cost reduction plan and reflects the company’s decision to discontinue plans for Korea manufacturing operations and slow its transition of certain manufacturing operations to Singapore.

Separate from these restructuring charges, the company also recorded an expense of $0.6 million, or $(0.01) per fully diluted share, for severance agreements, including stock option modifications, with former executives.

“The increased demand for semiconductors has contributed to sequential quarterly revenue growth for our company,” said Carl Everett, CEO of FormFactor.  “We remain focused on improving our operating efficiency and returning to profitability. To do this, we continue to make adjustments to our company and products that will best serve our customers’ needs.”

The company has posted its revenue breakdown by region and market on the Investors section of its website at www.formfactor.com. FormFactor will conduct a conference call at 1:30 p.m. PDT, or 4:30 p.m. EDT, today. The public is invited to listen to a live web cast of FormFactor’s conference call on the Investors section of the company’s website at www.formfactor.com. An audio replay of the conference call will also be made available approximately two hours after the conclusion of the call. The audio replay will remain available until July 29th, 2010 at 9:00 p.m. PDT, and can be accessed by dialing (800) 642-1687 (domestic) or (706) 645-9291 (international) and entering confirmation code 86662040.

Non-GAAP Financial Measures:

This press release highlights the company’s financial results on both a GAAP and a non-GAAP basis. The GAAP results include certain charges that are excluded from non-GAAP results. By publishing the non-GAAP measures, management intends to provide investors with additional information to further analyze the company’s performance, core results and underlying trends. FormFactor’s management evaluates results and makes operating decisions using both GAAP and non-GAAP measures included in this press release. Non-GAAP results are not prepared in accordance with GAAP, and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release.

About FormFactor:

Founded in 1993, FormFactor, Inc. (Nasdaq: FORM) is the leader in advanced wafer probe cards, which are used by semiconductor manufacturers to electrically test integrated circuits, or ICs. The company’s wafer sort, burn-in and device performance testing products move IC testing upstream from post-packaging to the wafer level, enabling semiconductor manufacturers to lower their overall production costs, improve yields, and bring next-generation devices to market. FormFactor is headquartered in Livermore, California with operations in Europe, Asia and North America. For more information, visit the company’s website at www.formfactor.com.

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FormFactor and the FormFactor logo are registered trademarks of FormFactor, Inc.  All other product, trademark, company or service names mentioned herein are the property of their respective owners.

Forward-looking Statements:

Statements in this press release that are not strictly historical in nature are forward-looking statements within the meaning of the federal securities laws, including statements regarding business momentum, demand for our products and future growth. These forward-looking statements are based on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties. Actual events or results might differ materially from those in any forward-looking statement due to various factors, including, but not limited to: changes in the market environment, including the demand for DRAM and Flash memory devices and certain other semiconductor devices and the status and momentum of transitions to DDRIII and to smaller technology nodes; the company’s ability to implement on a timely and efficient basis a cost reduction plan, including reductions in workforce and discontinuing of manufacturing activities in Korea, the company’s ability to ramp its manufacturing activities and transition certain manufacturing activities to Singapore on an efficient and timely basis, the company’s ability to improve operating efficiency and return to profitability, and to timely deliver new products that meet its customer’s testing requirements and lower their overall cost of test.  Additional information concerning factors that could cause actual events or results to differ materially from those in any forward-looking statement is contained in the company’s Form 10-K for the fiscal year ended December 26, 2009, as filed with the Securities and Exchange Commission (“SEC”), and subsequent SEC filings. Copies of the company’s SEC filings are available at http://investors.formfactor.com/edgar.cfm. The company assumes no obligation to update the information in this press release, to revise any forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements.

FORM-F

FORMFACTOR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 26,	June 27,	June 26,	June 27,
	2010	2009	2010	2009

Revenues	$57,640	$31,198	$97,306	$58,567
Cost of revenues	54,709	32,524	96,703	63,572
Gross profit (loss)	2,931	(1,326)	603	(5,005)

Operating expenses:
Research and development	15,997	13,938	31,088	28,047
Selling, general and administrative	18,725	18,263	36,592	44,574
Restructuring charges	2,513	264	6,063	7,943
Total operating expenses	37,235	32,465	73,743	80,564
Operating loss	(34,304)	(33,791)	(73,140)	(85,569)

Interest income, net	722	762	1,497	1,877
Other income (expense), net	(82)	(89)	35	(505)
Loss before income taxes	(33,664)	(33,118)	(71,608)	(84,197)
Provision for (benefit from) income taxes	200	32,728	440	19,592
Net loss	$(33,864)	$(65,846)	$(72,048)	$(103,789)

Net loss per share:
Basic and Diluted	$(0.68)	$(1.33)	$(1.44)	$(2.11)

Weighted-average number of shares used in per share calculations:

Basic and Diluted	50,084	49,394	49,989	49,297

Reconciliation of Non-GAAP Net loss:

	Three Months Ended		Six Months Ended
	June 26,	June 27,	June 26,	June 27,
	2010	2009	2010	2009

GAAP Net loss	$(33,864)	$(65,846)	$(72,048)	$(103,789)
Deferred tax valuation allowance	—	44,683	—	44,683
Stock-based compensation, net of related income-tax impact*	3,894	4,722	9,152	7,755
Restructuring charges, net of related income-tax impact*	2,513	167	6,063	5,018
Non-GAAP Net loss	$(27,457)	$(16,274)	$(56,833)	$(46,334)

Non-GAAP Net loss per share:
Basic and Diluted	$(0.55)	$(0.33)	$(1.14)	$(0.94)

Weighted-average number of shares used in per share calculations:
Basic and Diluted	50,084	49,394	49,989	49,297

*  There was no related income tax impact to stock-based compensation and restructuring charges in the second quarter of fiscal 2010 as a result of the valuation allowance recorded.

FORMFACTOR, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

(Unaudited)

	June 26,	December 26,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$89,076	$122,043
Marketable securities	308,685	327,192
Accounts receivable, net	44,105	29,412
Inventories	35,792	25,548
Deferred tax assets, net	3,321	3,296
Refundable income taxes	425	26,774
Prepaid expenses and other current assets	14,130	12,346
Total current assets	495,534	546,611

Restricted cash	680	680
Property and equipment, net	96,904	97,758
Deferred tax assets, net	2,299	2,202
Other assets	8,027	8,717
Total assets	$603,444	$655,968

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$32,095	$29,250
Accrued liabilities	32,002	23,417
Income taxes payable	272	481
Deferred revenue	8,648	10,856
Total current liabilities	73,017	64,004
Long-term income taxes payable	6,423	6,423
Deferred rent and other liabilities	4,984	5,626
Deferred tax liability	2,134	2,134
Total liabilities	86,558	78,187
Stockholders’ equity
Common stock, $0.001 par value	51	50
Additional paid-in capital	641,164	630,333
Accumulated other comprehensive income	1,574	1,253
Accumulated deficit	(125,903)	(53,855)
Total stockholders’ equity	516,886	577,781
Total liabilities and stockholders’ equity	$603,444	$655,968